Exhibit 99


 Pfizer Reports Third-Quarter 2007 Results; Reconfirms 2007 and 2008
             Revenue and Adjusted Diluted EPS(1) Guidance

    -- Third-Quarter 2007 Reported Diluted EPS of $0.11 Represents a Decline of 76% Compared to the Same Period Last Year and
        Includes Charges of $0.31 ($2.8 Billion Pre-Tax) Related to a Decision to Exit Exubera

    -- Adjusted Diluted EPS(1) of $0.58 for the Third-Quarter 2007 Represents an Increase of 7% Compared to the Same Period a Year Ago

    -- New Products(3) Posted Significant Growth in Revenues; Overall Third-Quarter 2007 Revenues were Adversely Impacted by Loss of U.S. Exclusivity for Norvasc and Zoloft

    --  Worldwide Lipitor Revenues were $3.2 Billion in the Third
        Quarter of 2007 Compared to $3.3 Billion in the Third Quarter of 2006


    NEW YORK--(BUSINESS WIRE)--October 18, 2007--Pfizer:



($ in millions, except per-share amounts)

                             Third Quarter           Year to Date
                         ---------------------- ----------------------
                          2007    2006   Change  2007    2006   Change
                         ------- ------- ------ ------- ------- ------
Reported Revenues        $11,990 $12,280   (2%) $35,548 $35,768   (1%)
Reported Net Income          761   3,362  (77%)   5,420   9,888  (45%)
Reported Diluted EPS        0.11    0.46  (76%)    0.78    1.35  (42%)
Adjusted Income(1)         3,963   3,922    1%   11,711  11,935   (2%)
Adjusted Diluted EPS(1)     0.58    0.54    7%     1.68    1.63    3%


    Pfizer Inc posted third-quarter 2007 revenues of $12.0 billion, a 2% decline from the same period last year. The Company's reported net income was $761 million in the third quarter of 2007, a decrease of 77% from the same period last year, primarily reflecting pre-tax charges of $2.8 billion related to the decision to exit Exubera, our inhaled insulin product to treat diabetes. Adjusted income(1) for the third quarter of 2007 increased 1% to $4.0 billion compared to the third quarter of 2006.

    "We are encouraged by our operating results in the third quarter, and we remain on track to achieve our full-year 2007 revenues and adjusted diluted EPS(1) goals. Meanwhile, we made an important decision regarding Exubera, a product for which we initially had high expectations," said Jeff Kindler, Chairman and Chief Executive Officer. "Despite our best efforts, Exubera has failed to gain the acceptance of patients and physicians. We have therefore concluded that further investment in this product is unwarranted."

    "We will work with physicians to transition Exubera patients to other treatment options in the next three months. We remain committed to investing significant resources in the development of new and innovative medicines to manage diabetes, including monitoring inhalation technologies and other innovative delivery systems for insulin and other medicines."

    Frank D'Amelio, Chief Financial Officer, added, "The Exubera pre-tax charges of $2.8 billion related primarily to the write-off of assets associated with this product, as well as the accrual of other exit costs. More specifically, these charges are comprised of approximately $1.1 billion of intangible assets, $661 million of inventory, $454 million of fixed assets and $584 million of other exit costs."

    Commenting on the financial performance in the just-ended quarter, Mr. Kindler said, "We are achieving our operational goals in the face of major revenue losses due to patent expirations in the U.S. Most of our new products(3) along with the favorable impact of foreign exchange are contributing significantly toward offsetting these losses as evidenced by our year-to-date results."

    Mr. Kindler continued, "While optimizing revenues from our in-line products(2) and generating strong growth from our new products(3), we remain focused on driving a series of fundamental changes in the Company to improve our performance and achieve a lower, more flexible cost base. We are making substantial progress on these priorities. For example, our reduction in adjusted selling, informational and administrative expenses(1) this year is expected to exceed our previous forecast on a constant currency basis(8)."

    "However, we need to deliver better results, continue to make tough decisions about allocating our capital wisely, and bring more new products to the market as quickly as possible. Doing all of this will put Pfizer on the right course and build value for our shareholders."

    Financial Results

    In the third quarter of 2007, Pfizer posted revenues of $12.0 billion, a decline of 2% from $12.3 billion in the same period last year. This decline reflects the loss of U.S. exclusivity for Zoloft in June 2006 (with generic competition entering the market in August
2006) and for Norvasc in March 2007, six months earlier than expected. Both products were major contributors to revenue last year. Further, the decline in revenues was also the result of a one-time reversal of a sales deduction accrual recorded in the third quarter of 2006 related to a favorable development in a pricing dispute in the U.S. These adverse factors were substantially offset by revenues from new products(3) and the favorable impact of foreign exchange of approximately $300 million.

    Revenues in the first nine months of 2007 were $35.5 billion, a decline of 1% from $35.8 billion in the same period in the previous year, primarily a result of the loss of U.S. exclusivity for Zoloft and Norvasc, once again largely offset by the revenues from new products(3) and the favorable impact of foreign exchange of approximately $860 million.

    Reported net income in the third quarter of 2007 was $761 million compared with $3.4 billion in the third quarter of 2006, a decline of 77%. Reported diluted EPS of $0.11 in the third quarter of 2007 declined 76% from $0.46 in the prior year period. In addition to the $2.8 billion of pre-tax charges related to Exubera, loss of U.S. exclusivity for Zoloft and Norvasc, and the one-time reversal of a sales deduction accrual of about $170 million recorded in the third quarter of 2006, the decrease in both reported net income and reported diluted EPS reflects increased restructuring and implementation expenses associated with our cost-reduction initiatives, and the non-recurrence of prior year income from discontinued operations as a result of the divestiture of our former Consumer Healthcare business in December 2006. The impact of these factors was partially offset by the growth in revenues from new products(3), lower operating expenses, increased interest income, and the favorable impact of foreign exchange. Reported diluted EPS was also favorably impacted by our share purchase program.

    Adjusted income(1) of $4.0 billion in the third quarter of 2007 increased 1% over the same period last year, while adjusted diluted EPS(1) of $0.58 increased 7% from $0.54 in 2006, primarily as a result of the revenue items previously discussed as well as lower operating expenses, increased interest income, and the favorable impact of foreign exchange. Adjusted diluted EPS(1) was also favorably impacted by our share purchase program. Through the first nine months of 2007, we purchased $7.5 billion of our stock as part of our previously announced plan to repurchase up to $10.0 billion of our stock in 2007.



Product Performance

($ in millions, except percentages)

                             Third Quarter           Year to Date
                         ---------------------- ----------------------
                          2007    2006   Change  2007    2006   Change
                         ------- ------- ------ ------- ------- ------
In-Line Products(2)      $ 9,341 $ 9,318   --   $27,516 $26,859    2%
New Products(3)              931     500   86%    2,458   1,065  131%
                         ------- -------        ------- -------

Total In-Line and New
 Products(4)              10,272   9,818    5%   29,974  27,924    7%

Loss of Exclusivity
 Products(5)                 764   1,667  (54%)   2,748   5,493  (50%)
                         ------- -------        ------- -------

Total Pharmaceutical      11,036  11,485   (4%)  32,722  33,417   (2%)

Animal Health                636     562   13%    1,854   1,656   12%
Other(6)                     318     233   36%      972     695   40%
                         ------- -------        ------- -------

Total Revenues           $11,990 $12,280   (2%) $35,548 $35,768   (1%)
                         ======= =======        ======= =======


    (2) (3) (4) (5) (6) See end of text prior to tables for notes.

    Pharmaceuticals

    Worldwide pharmaceutical revenues for the third quarter of 2007 were down 4% from the same quarter a year ago. In-line and new products(4) revenues increased 5% in the third quarter of 2007 compared to the same period in 2006. Revenues for products that lost U.S. marketing exclusivity in 2006 and 2007, Zoloft and Norvasc, declined 54% in the third quarter of 2007 compared to last year.

    Lipitor revenues in the third quarter of 2007 were $3.2 billion, a 5% decline from the same period in 2006. In the U.S., Lipitor revenues declined 13%, while revenues in international markets rose 9%, due primarily to the favorable impact of foreign exchange and, to a lesser extent, operating growth. We estimate full-year 2007 worldwide Lipitor revenues to be 3% to 5% lower than 2006. The U.S. statin market in particular continues to be highly competitive, with both branded and generic competition in an increasingly cost-sensitive environment. We continue to respond to this competition with an integrated multi-channel effort.

    Celebrex revenues rose 8% to $577 million in the third quarter of 2007 compared to the same period last year. In the U.S., we are continuing to focus on our direct-to-consumer advertising campaign aimed at further stimulating patient interest and initiating a valuable dialogue between patients and physicians.

    Lyrica revenues grew 37% to $465 million in the third quarter of 2007 compared to the same period last year. Lyrica's growth continues to be fueled by strong efficacy as well as high patient and physician satisfaction in the marketplace. Lyrica was approved in the U.S. in June 2007 for the management of fibromyalgia, one of the most common chronic, widespread pain conditions, and was launched for this indication in July 2007.

    Chantix, our treatment to aid smoking cessation, continued its strong performance with revenues of $241 million in the third quarter of 2007 compared to $33 million in the third quarter of 2006. Within the last month, we launched a direct-to-consumer campaign in the U.S. aimed at further increasing awareness of Chantix and how it can help smokers who want to quit.

    Animal Health

    Third-quarter 2007 revenues increased 13% to $636 million, compared to $562 million in the same period last year. For the first nine months of 2007, revenues increased 12% to $1.9 billion compared to $1.7 billion in the same period last year. The increase in both periods is largely attributed to strong product performance in the companion animal and international livestock businesses; the acquisition of Embrex, a company with a unique vaccine delivery system that vaccinates chicks while inside their eggs; and the favorable impact of foreign exchange.

    Expenses

    In the third quarter of 2007, adjusted cost of sales(1) as a percentage of revenues was 15.1%, compared to 15.4% in the third quarter of 2006 despite adverse geographic and product mix as compared to the same period a year ago. This reflects our ongoing cost-base reduction efforts. "Given ongoing pressures associated with geographic and product mix, we now forecast adjusted cost of sales(1) to be about 15.5% of revenues for the full-year of 2007 versus our previous estimate of 15.0%," said Mr. D'Amelio.

    Adjusted Selling, Informational and Administrative (SI&A) expenses(1) of $3.6 billion in the third quarter of 2007 decreased 1% compared to the third quarter of 2006, due primarily to savings from our cost-reduction initiatives, partially offset by the unfavorable impact of foreign exchange. We previously projected adjusted SI&A expenses(1) for the full-year 2007 to decrease by more than $500 million absent the impact of foreign exchange relative to the full-year 2006. We now project a year-over-year decrease in adjusted SI&A expenses(1) of about $600 million on a constant currency basis(8) as the benefits of our cost-reduction initiatives are materializing.

    Adjusted research and development (R&D) expenses(1) were $1.7 billion in the third quarter of 2007, a decrease of 5% compared to the third quarter of 2006, due primarily to the realization of savings associated with our cost-reduction initiatives and the non-recurrence of a licensing payment in the prior year partially offset by the unfavorable impact of foreign exchange. We continue to project the full-year 2007 adjusted R&D expenses(1) to be approximately $7.5 billion.

    Financial Guidance

    Our financial guidance for full-year 2007, at current exchange rates(7) except as otherwise noted, is summarized below and compared to prior communications.

    We have raised the lower end of the ranges for revenues and adjusted diluted EPS(1). In addition, as a result of progress in our cost-reduction initiatives, we now expect adjusted SI&A expenses(1) to decrease about $100 million more than our previous guidance. We have also changed our guidance on adjusted cost of sales(1) as a percent of revenues from 15.0% to 15.5%, largely due to geographic and product mix. Further, given the charges we recorded related to Exubera, we have decreased our guidance on reported diluted EPS. Guidance regarding adjusted R&D expenses(1), the effective tax rate on adjusted income(1), and cash flows from operations remains consistent with prior communications.



                     Previous Guidance           Current Guidance
----------------------------------------------------------------------
Revenues          $47.0 to $48.0 billion      $47.5 to $48.0 billion
----------------------------------------------------------------------
Adjusted Cost of
 Sales(1) as a         Approx. 15.0%              Approx. 15.5%
 Percentage of
 Revenues
----------------------------------------------------------------------
                 Decrease of greater than     Decrease of about $600
Adjusted SI&A    $500 million versus 2006     million versus 2006 on
 Expenses(1)      on a constant currency       a constant currency
                    basis(8) -- Approx.        basis(8) -- Approx.
                       $15.2 billion              $15.1 billion
----------------------------------------------------------------------
Adjusted R&D
 Expenses(1)       Approx. $7.5 billion        Approx. $7.5 billion
----------------------------------------------------------------------
Effective Tax
 Rate on Adjusted
 Income(1)                 22.0%                      22.0%
----------------------------------------------------------------------
Reported Diluted
 EPS                  $1.30 to $1.41              $1.01 to $1.10
----------------------------------------------------------------------
Adjusted Diluted
 EPS(1)               $2.08 to $2.15              $2.10 to $2.15
----------------------------------------------------------------------
Cash Flows from
 Operations       $12.0 to $13.0 billion      $12.0 to $13.0 billion
----------------------------------------------------------------------


    Our financial guidance for full-year 2008, at current exchange rates(7) except as otherwise noted, is summarized below.



                       Previous Guidance          Current Guidance
----------------------------------------------------------------------
Revenues             $46.5 to $48.5 billion    $46.5 to $48.5 billion
----------------------------------------------------------------------
                                               At least $1.5 to $2.0
Adjusted Total       At least $1.5 to $2.0    billion lower than 2006
 Costs(9)           billion lower than 2006    on a constant currency
                                                      basis(8)
----------------------------------------------------------------------
Effective Tax Rate
 on Adjusted
 Income(1)               22.0% to 22.5%            22.0% to 22.5%
----------------------------------------------------------------------
Reported Diluted EPS     $1.75 to $1.93            $1.75 to $1.93
----------------------------------------------------------------------
Adjusted Diluted
 EPS(1)                  $2.31 to $2.45            $2.31 to $2.45
----------------------------------------------------------------------
Cash Flows from
 Operations          $18.0 to $19.0 billion    $18.0 to $19.0 billion
----------------------------------------------------------------------


    For additional details, please see the attached financial schedules, product revenue tables, supplemental financial information, and Disclosure Notice.

    (1) "Adjusted income" and its components and "adjusted diluted earnings per share (EPS)" are defined as reported net income and its components and reported diluted EPS excluding purchase-accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. Adjusted Cost of Sales, Adjusted SI&A expenses and Adjusted R&D expenses are income statement line items prepared on the same basis and therefore, components of the overall Adjusted Income measure. As described under Adjusted Income in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of Pfizer's Form 10-Q for the quarterly period ended July 1, 2007, management uses adjusted income, among other factors, to set performance goals and to measure the performance of the overall company. We believe that investors' understanding of our performance is enhanced by disclosing this measure. Reconciliations of third-quarter and nine-month 2007 and 2006 adjusted income and its components and adjusted diluted EPS to reported net income and its components and reported diluted EPS, as well as reconciliations of full-year 2007 and 2008 adjusted income and adjusted diluted EPS guidance to full-year 2007 and 2008 reported net income and reported diluted EPS guidance, are provided in the materials accompanying this report. The adjusted income and its components and adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and diluted EPS.

    (2) Represents worldwide revenues for all pharmaceutical products, excluding revenues included in notes (3) and (5).

    (3) Represents worldwide revenues for pharmaceutical products launched in the U.S. since 2005: Chantix, Eraxis, Exubera, Lyrica, Macugen, Revatio, Selzentry, Sutent, and Zmax.

    (4) Total worldwide pharmaceutical revenues excluding the revenues of major products that have lost exclusivity in the U.S. in 2006 and 2007 as described in note (5). See the table accompanying this report.

    (5) Represents worldwide revenues for pharmaceutical products that have lost exclusivity in the U.S. in 2006 and 2007: Zoloft and Norvasc.

    (6) Includes Consumer Healthcare business transition activity, Capsugel and Pfizer Centersource.

    (7) Current exchange rates approximate rates at the time of our third quarter earnings press release (October 2007).

    (8) Constant currency basis means that the applicable projected financial measure is based upon the actual foreign exchange rates in effect during 2006.

    (9) Represents primarily the total of Adjusted Cost of Sales(1), Adjusted SI&A expenses(1) and Adjusted R&D expenses(1).



                 PFIZER INC AND SUBSIDIARY COMPANIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (UNAUDITED)


(millions of dollars, except per common share data)

                     Third Quarter   % Incr.    Nine Months    % Incr.
                   -----------------    /    -----------------    /
                     2007     2006   (Decr.)   2007     2006   (Decr.)
                   ----------------- ------- ----------------- -------
Revenues           $11,990  $12,280     (2)  $35,548  $35,768     (1)
Costs and expenses:
 Cost of sales (a)   4,618    1,962    135     8,614    5,423     59
 Selling,
  informational and
  administrative
  expenses (a)       3,768    3,751      -    10,973   11,027      -
 Research and
  development
  expenses (a)       1,999    1,902      5     5,829    5,187     12
 Amortization of
  intangible assets    774      798     (3)    2,372    2,446     (3)
 Acquisition-
  related in-
  process research
  and development
  charges                -        -     *        283      513    (45)
 Restructuring
  charges and
  acquisition-
  related costs        455      249     83     2,318      816    184
 Other (income)/
  deductions--net     (260)    (343)   (24)   (1,149)    (958)    20
                   -------- --------         -------- --------
Income from
 continuing
 operations before
 (benefit)/
 provision for
 taxes on income
 and minority
 interests             636    3,961    (84)    6,308   11,314    (44)
(Benefit)/provision
 for taxes on
 income               (161)     717     *        800    1,769    (55)
Minority interests       1        5    (72)        6       10    (41)
                   -------- --------         -------- --------
Income from
 continuing
 operations            796    3,239    (75)    5,502    9,535    (42)
                   -------- --------         -------- --------
Discontinued
 operations:
 Income from
  discontinued
  operations--net
  of tax                 -      120     *          -      330     *
 Gains/(losses) on
  sales of
  discontinued
  operations--net
  of tax               (35)       3     *        (82)      23     *
                   -------- --------         -------- --------
Discontinued
 operations--net of
 tax                   (35)     123     *        (82)     353     *
                   -------- --------         -------- --------
Net income         $   761  $ 3,362    (77)  $ 5,420  $ 9,888    (45)
                   ======== ========         ======== ========
Earnings per common
 share - basic:
 Income from
  continuing
  operations       $  0.12  $  0.45    (73)  $  0.79  $  1.31    (40)
 Discontinued
  operations--net
  of tax             (0.01)    0.02     *      (0.01)    0.05     *
                   -------- --------         -------- --------
 Net income        $  0.11  $  0.47    (77)  $  0.78  $  1.36    (43)
                   ======== ========         ======== ========
Earnings per common
 share - diluted:
 Income from
  continuing
  operations       $  0.12  $  0.44    (73)  $  0.79  $  1.30    (39)
 Discontinued
  operations--net
  of tax             (0.01)    0.02     *      (0.01)    0.05     *
                   -------- --------         -------- --------
 Net income        $  0.11  $  0.46    (76)  $  0.78  $  1.35    (42)
                   ======== ========         ======== ========
Weighted-average
 shares used to
 calculate earnings
 per common share:
 Basic               6,875    7,228            6,964    7,275
                   ======== ========         ======== ========
 Diluted             6,894    7,251            6,986    7,306
                   ======== ========         ======== ========




(a) Exclusive of amortization of intangible assets, except as discussed in footnote 5 below.

    * Calculation not meaningful.
    Certain amounts and percentages may reflect rounding adjustments.

1. The above financial statements present the three-month and nine-month periods ended September 30, 2007, and October 1, 2006. Subsidiaries operating outside the United States are included for the three-month and nine-month periods ended August 26, 2007, and August 27, 2006.
2. The financial results for the three-month and nine-month periods ended September 30, 2007, are not necessarily indicative of the results which ultimately might be achieved for the current year.
3. The financial results for the three-month and nine-month periods ended September 30, 2007, include charges associated with the impairment of Exubera assets and the decision to exit and stop additional investment in the product. These charges include approximately $1.1 billion of intangible assets, $661 million of inventory, $454 million of fixed assets, and $584 million of other exit costs. The charges are included in Cost of sales ($2.6 billion), Selling, informational and administrative expenses ($83 million), Research and development expenses ($131 million) and Revenues ($10 million for an estimate of customer returns).
4. As required, the estimated value of Acquisition-related in-process research and development charges (IPR&D) is expensed at acquisition date. In 2007, we expensed $283 million of IPR&D, primarily related to our acquisitions of BioRexis Pharmaceutical Corp. and Embrex, Inc. in the first quarter. In 2006, we expensed $513 million of IPR&D, primarily related to our acquisition of Rinat Neuroscience Corp. in the second quarter.
5. Amortization expense related to acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute our products are included in Amortization of intangible assets as they benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function are included in Cost of sales, Selling, informational and administrative expenses or Research and development expenses, as appropriate.
6. Discontinued operations--net of tax is primarily related to our former Consumer Healthcare business, sold in December 2006 for approximately $16.6 billion.
7. Provision for taxes on income in the third quarter of 2007 includes a tax benefit ($681 million) relating to charges associated with Exubera. Provision for taxes on income in the third quarter of 2006 includes a downward adjustment ($124 million) of charges recorded in 2005 attributable to the repatriation of foreign earnings in accordance with the American Jobs Creation Act of 2004 and the first quarter of 2006 includes $217 million of one-time tax benefits associated with favorable tax legislation and $441 million related to the resolution of certain tax positions.




                 PFIZER INC AND SUBSIDIARY COMPANIES
RECONCILIATION OF REPORTED NET INCOME AND ITS COMPONENTS AND REPORTED
                              DILUTED EPS
    TO ADJUSTED INCOME AND ITS COMPONENTS AND ADJUSTED DILUTED EPS
                             (UNAUDITED)
         (millions of dollars, except per common share data)


                          Quarter Ended September 30, 2007
               -------------------------------------------------------
                         Purchase  Acqui-   Discon-  Certain
                        Accounting sition-  tinued    Signi-
                         Adjust-   Related   Oper-    ficant
               Reported   ments     Costs  ations(2) Items(3) Adjusted
               -------- ---------- ------- --------- -------- --------
Revenues      $ 11,990 $       -  $    -  $      -  $   (40) $ 11,950
Costs and
 expenses:
Cost of sales
 (a)             4,618       (14)      -         -   (2,794)    1,810
Selling,
 informational
 and
 administrative
 expenses (a)    3,768         3       -         -     (133)    3,638
Research and
 development
 expenses (a)    1,999        (8)      -         -     (261)    1,730
Amortization
 of intangible
 assets            774      (745)      -         -       (1)       28
Acquisition-
 related in-
 process R&D
 charges             -         -       -         -        -         -
Restructuring
 charges and
 acquisition-
 related costs     455         -     (18)        -     (437)        -
Other (income)/
 deductions--
 net              (260)       (3)      -         -      (56)     (319)
               -------- ---------- ------- --------- -------- --------
Income from
 continuing
 operations
 before
 (benefit)/
 provision for
 taxes on
 income and
 minority
 interests         636       767      18         -    3,642     5,063
(Benefit)/
 provision for
 taxes on
 income           (161)      208       5         -    1,047     1,099
Minority
 interests           1         -       -         -        -         1
               -------- ---------- ------- --------- -------- --------
Income from
 continuing
 operations        796       559      13         -    2,595     3,963
               -------- ---------- ------- --------- -------- --------
Discontinued
 operations:
Income from
 discontinued
 operations--
 net of tax          -         -       -         -        -         -
Gains/(losses)
 on sales of
 discontinued
 operations--
 net of tax        (35)        -       -        35        -         -
               -------- ---------- ------- --------- -------- --------
Discontinued
 operations--
 net of tax        (35)        -       -        35        -         -
               -------- ---------- ------- --------- -------- --------
Net income    $    761 $     559  $   13  $     35  $ 2,595  $  3,963
               ======== ========== ======= ========= ======== ========
Earnings per
 common share
 - diluted:
Income from
 continuing
 operations   $   0.12 $    0.08  $    -  $      -  $  0.38  $   0.58
Discontinued
 operations--
 net of tax      (0.01)        -       -      0.01        -         -
               -------- ---------- ------- --------- -------- --------
Net income    $   0.11 $    0.08  $    -  $   0.01  $  0.38  $   0.58
               ======== ========== ======= ========= ======== ========



                        Nine Months Ended September 30, 2007
               -------------------------------------------------------
                         Purchase  Acqui-   Discon-  Certain
                        Accounting sition-  tinued    Signi-
                         Adjust-   Related   Oper-    ficant
               Reported   ments     Costs  ations(2) Items(3) Adjusted
               -------- ---------- ------- --------- -------- --------
Revenues      $ 35,548 $       -  $    -  $      -  $  (134) $ 35,414
Costs and
 expenses:
Cost of sales
 (a)             8,614       (49)      -         -   (3,138)    5,427
Selling,
 informational
 and
 administrative
 expenses (a)   10,973         9       -         -     (294)   10,688
Research and
 development
 expenses (a)    5,829       (22)      -         -     (423)    5,384
Amortization
 of intangible
 assets          2,372    (2,292)      -         -        -        80
Acquisition-
 related in-
 process R&D
 charges           283      (283)      -         -        -         -
Restructuring
 charges and
 acquisition-
 related costs   2,318         -     (51)        -   (2,267)        -
Other
 (income)/
 deductions--
 net            (1,149)      (20)      -         -       16    (1,153)
               -------- ---------- ------- --------- -------- --------
Income from
 continuing
 operations
 before
 provision for
 taxes on
 income and
 minority
 interests       6,308     2,657      51         -    5,972    14,988
Provision for
 taxes on
 income            800       654      15         -    1,802     3,271
Minority
 interests           6         -       -         -        -         6
               -------- ---------- ------- --------- -------- --------
Income from
 continuing
 operations      5,502     2,003      36         -    4,170    11,711
               -------- ---------- ------- --------- -------- --------
Discontinued
 operations:
Income from
 discontinued
 operations--
 net of tax          -         -       -         -        -         -
Gains/(losses)
 on sales of
 discontinued
 operations--
 net of tax        (82)        -       -        82        -         -
               -------- ---------- ------- --------- -------- --------
Discontinued
 operations--
 net of tax        (82)        -       -        82        -         -
               -------- ---------- ------- --------- -------- --------
Net income    $  5,420 $   2,003  $   36  $     82  $ 4,170  $ 11,711
               ======== ========== ======= ========= ======== ========
Earnings per
 common share
 - diluted:
Income from
 continuing
 operations   $   0.79 $    0.28  $ 0.01  $      -  $  0.60  $   1.68
Discontinued
 operations--
 net of tax      (0.01)        -       -      0.01        -         -
               -------- ---------- ------- --------- -------- --------
Net income    $   0.78 $    0.28  $ 0.01  $   0.01  $  0.60  $   1.68
               ======== ========== ======= ========= ======== ========




(a) Exclusive of amortization of intangible assets, except as discussed in note 1.
See end of tables for notes.
Certain amounts may reflect rounding adjustments.




                 PFIZER INC AND SUBSIDIARY COMPANIES
RECONCILIATION OF REPORTED NET INCOME AND ITS COMPONENTS AND REPORTED
                              DILUTED EPS
    TO ADJUSTED INCOME AND ITS COMPONENTS AND ADJUSTED DILUTED EPS
                             (UNAUDITED)
         (millions of dollars, except per common share data)


                            Quarter Ended October 1, 2006
               -------------------------------------------------------
                         Purchase  Acqui-   Discon-  Certain
                        Accounting sition-  tinued    Signi-
                         Adjust-   Related   Oper-    ficant
               Reported   ments     Costs  ations(2) Items(3) Adjusted
               -------- ---------- ------- --------- -------- --------
Revenues      $ 12,280 $       -  $    -  $      -  $     -  $ 12,280
Costs and
 expenses:
Cost of sales
 (a)             1,962       (26)      -         -      (49)    1,887
Selling,
 informational
 and
 administrative
 expenses (a)    3,751         3       -         -      (63)    3,691
Research and
 development
 expenses (a)    1,902        (7)      -         -      (70)    1,825
Amortization
 of intangible
 assets            798      (769)      -         -        1        30
Acquisition-
 related in-
 process R&D
 charges             -         -       -         -        -         -
Restructuring
 charges and
 acquisition-
 related costs     249         -      (4)        -     (245)        -
Other
 (income)/
 deductions--
 net              (343)       (4)      -         -       85      (262)
               -------- ---------- ------- --------- -------- --------
Income from
 continuing
 operations
 before
 provision for
 taxes on
 income and
 minority
 interests       3,961       803       4         -      341     5,109
Provision for
 taxes on
 income            717       237       -         -      228     1,182
Minority
 interests           5         -       -         -        -         5
               -------- ---------- ------- --------- -------- --------
Income from
 continuing
 operations      3,239       566       4         -      113     3,922
               -------- ---------- ------- --------- -------- --------
Discontinued
 operations:
Income from
 discontinued
 operations--
 net of tax        120         -       -      (120)       -         -
Gains/(losses)
 on sales of
 discontinued
 operations--
 net of tax          3         -       -        (3)       -         -
               -------- ---------- ------- --------- -------- --------
Discontinued
 operations--
 net of tax        123         -       -      (123)       -         -
               -------- ---------- ------- --------- -------- --------
Net income    $  3,362 $     566  $    4  $   (123) $   113  $  3,922
               ======== ========== ======= ========= ======== ========
Earnings per
 common share
 - diluted:
Income from
 continuing
 operations   $   0.44 $    0.08  $    -  $      -  $  0.02  $   0.54
Discontinued
 operations--
 net of tax       0.02         -       -     (0.02)       -         -
               -------- ---------- ------- --------- -----------------
Net income    $   0.46 $    0.08  $    -  $  (0.02) $  0.02  $   0.54
               ======== ========== ======= ========= ======== ========


                          Nine Months Ended October 1, 2006
               -------------------------------------------------------
                         Purchase  Acqui-   Discon-  Certain
                        Accounting sition-  tinued    Signi-
                         Adjust-   Related   Oper-    ficant
               Reported   ments     Costs  ations(2) Items(3) Adjusted
               -------- ---------- ------- --------- -------- --------
Revenues      $ 35,768 $       -  $    -  $      -  $     -  $ 35,768
Costs and
 expenses:
Cost of sales
 (a)             5,423       (26)      -         -     (278)    5,119
Selling,
 informational
 and
 administrative
 expenses (a)   11,027         9       -         -     (160)   10,876
Research and
 development
 expenses (a)    5,187       (21)      -         -      (14)    5,152
Amortization
 of intangible
 assets          2,446    (2,363)      -         -        1        84
Acquisition-
 related in-
 process R&D
 charges           513      (513)      -         -        -         -
Restructuring
 charges and
 acquisition-
 related costs     816         -     (15)        -     (801)        -
Other
 (income)/
 deductions--
 net              (958)      (13)      -         -      182      (789)
               -------- ---------- ------- --------- -------- --------
Income from
 continuing
 operations
 before
 provision for
 taxes on
 income and
 minority
 interests      11,314     2,927      15         -    1,070    15,326
Provision for
 taxes on
 income          1,769       695       6         -      911     3,381
Minority
 interests          10         -       -         -        -        10
               -------- ---------- ------- --------- -------- --------
Income from
 continuing
 operations      9,535     2,232       9         -      159    11,935
               -------- ---------- ------- --------- -------- --------
Discontinued
 operations:
Income from
 discontinued
 operations--
 net of tax        330         -       -      (330)       -         -
Gains/(losses)
 on sales of
 discontinued
 operations--
 net of tax         23         -       -       (23)       -         -
               -------- ---------- ------- --------- -------- --------
Discontinued
 operations--
 net of tax        353         -       -      (353)       -         -
               -------- ---------- ------- --------- -------- --------
Net income    $  9,888 $   2,232  $    9  $   (353) $   159  $ 11,935
               ======== ========== ======= ========= ======== ========
Earnings per
 common share
 - diluted:
Income from
 continuing
 operations   $   1.30 $    0.31  $    -  $      -  $  0.02  $   1.63
Discontinued
 operations--
 net of tax       0.05         -       -     (0.05)       -         -
               -------- ---------- ------- --------- -------- --------
Net income    $   1.35 $    0.31  $    -  $  (0.05) $  0.02  $   1.63
               ======== ========== ======= ========= ======== ========




(a) Exclusive of amortization of intangible assets, except as discussed in note 1.
See end of tables for notes.
Certain amounts may reflect rounding adjustments.




                 PFIZER INC AND SUBSIDIARY COMPANIES
NOTES TO RECONCILIATION OF REPORTED NET INCOME AND ITS COMPONENTS AND
   REPORTED DILUTED EPS TO ADJUSTED INCOME AND ITS COMPONENTS AND
                         ADJUSTED DILUTED EPS
                             (UNAUDITED)


1) Amortization expense related to acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute our products are included in Amortization of intangible assets as they benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function are included in Cost of sales, Selling, informational and administrative expenses or Research and development expenses, as appropriate.

2) Discontinued Operations is primarily related to our former Consumer Healthcare business.

3) On a pre-tax basis Certain significant items includes the following:




                                    Third Quarter      Nine Months
                                  ----------------- ------------------
 (millions of dollars)              2007     2006     2007      2006
                                  --------- ------- --------- --------

  Restructuring charges - Cost-
   reduction initiatives(a)       $    437  $  245  $  2,267  $   801
  Implementation costs - Cost-
   reduction initiatives(b)            373     182       864      547
  Charges associated with
   Exubera(c)                        2,804       -     2,804        -
  Consumer Healthcare business
   transition activity(d)               (8)      -       (24)       -
  Sanofi-aventis research and
   development milestone(e)              -       -         -     (118)
  Other(f)                              36     (86)       61     (160)
                                  --------- ------- --------- --------
       Total certain significant
        items, pre-tax               3,642     341     5,972    1,070
  Income taxes(g)                   (1,047)   (104)   (1,802)    (346)
  Resolution of certain tax
   positions(g)                          -       -         -     (441)
  Tax impact for the repatriation
   of foreign earnings(g)                -    (124)        -     (124)
                                  --------- ------- --------- --------
       Total certain significant
        items--net of tax         $  2,595  $  113  $  4,170  $   159
                                  ========= ======= ========= ========




 (a) Included in Restructuring charges and acquisition-related costs.

 (b) Included in Cost of sales ($173 million), Selling, informational and administrative expenses ($70 million), and Research and development expenses ($130 million) for the three months ended September 30, 2007. Included in Cost of sales ($437 million), Selling, informational and administrative expenses ($198 million), Research and development expenses ($292 million) and Other (income)/ deductions - net ($63 million income) for the nine months ended September 30, 2007. Included in Cost of sales ($50 million), Selling, informational and administrative expenses ($63 million), Research and development expenses ($70 million) and Other (income)/deductions - net ($1 million income) for the three months ended October 1, 2006. Included in Cost of sales ($278 million), Selling, informational and administrative expenses ($160 million), Research and development expenses ($132 million) and Other (income)/deductions - net ($23 million income) for the nine months ended October 1, 2006.

 (c) The financial results for the three-month and nine-month periods ended September 30, 2007, include charges associated with the impairment of Exubera assets and the decision to exit and stop additional investment in the product. These charges include approximately $1.1 billion of intangible assets, $661 million of inventory, $454 million of fixed assets, and $584 million of other exit costs. The charges are included in Cost of sales ($2.6 billion), Selling, informational and administrative expenses ($83 million), Research and development expenses ($131 million) and Revenues ($10 million for an estimate of customer returns).

 (d) Included in Revenues ($50 million), Cost of sales ($41 million), Selling, informational and administrative expenses ($5 million) and Other (income)/deductions - net ($4 million income) for the three months ended September 30, 2007, and included in Revenues ($144 million), Cost of sales ($121 million), Selling, informational and administrative expenses ($12 million) and Other (income)/deductions - net ($13 million income) for the nine months ended September 30, 2007.

 (e) Included in Research and development expenses.

 (f) Other can include items such as Gains/(losses) on sale of investments, Gains/(losses) on disposal of assets and litigation-related matters.

 (g) Included in Provision for taxes on income.




                              PFIZER INC
                       SEGMENT/PRODUCT REVENUES
                          THIRD QUARTER 2007
                             (UNAUDITED)
                        (millions of dollars)


                                 QUARTER-TO-DATE
           -----------------------------------------------------------
                WORLDWIDE              U.S.           INTERNATIONAL
           -----------------------------------------------------------
                           %                   %                  %
            2007   2006  Change 2007   2006  Change 2007  2006  Change
======================================================================
TOTAL
 REVENUES  11,990 12,280    (2) 5,747 6,708    (14) 6,243 5,572    12
======================================================================

----------------------------------------------------------------------
PHARMA-
CEUTICAL   11,036 11,485    (4) 5,352 6,380    (16) 5,684 5,105    11
----------------------------------------------------------------------
- CARDIO-
 VASCULAR
 AND
 METABOLIC
 DISEASES   4,620  5,111   (10) 2,252 2,951    (24) 2,368 2,160    10
LIPITOR     3,170  3,321    (5) 1,810 2,074    (13) 1,360 1,247     9
NORVASC       640  1,208   (47)    48   628    (92)   592   580     2
CHANTIX /
 CHAMPIX      241     33   630    186    33    465     55     -     *
CADUET        149     98    52    128    94     35     21     4   425
CARDURA       119    133   (11)     1     1    (22)   118   132   (11)
- CENTRAL
 NERVOUS
 SYSTEM
 DISORDERS  1,297  1,500   (14)   609   900    (32)   688   600    14
LYRICA        465    340    37    269   217     24    196   123    59
GEODON /
 ZELDOX       228    201    13    186   169      9     42    32    36
ZOLOFT        124    459   (73)    31   373    (92)    93    86     8
NEURONTIN     106    126   (16)    21    31    (33)    85    95   (10)
ARICEPT**     100     90    12      1     1     42     99    89    12
XANAX / XR     85     74    13     17    16      6     68    58    15
RELPAX         81     72    13     53    47     14     28    25    10
- ARTHRITIS
 AND PAIN     735    706     4    475   474      -    260   232    12
CELEBREX      577    537     8    433   419      3    144   118    23
- INFECTIOUS
 AND
 RESPIRATORY
 DISEASES     859    836     3    277   285     (3)   582   551     6
ZYVOX         232    206    13    144   136      6     88    70    26
VFEND         162    132    22     52    46     13    110    86    27
ZITHROMAX /
 ZMAX          89    104   (14)     6    19    (72)    83    85    (1)
DIFLUCAN       96    109   (12)     3    (3)     *     93   112   (17)
- UROLOGY     758    732     4    416   412      1    342   320     7
VIAGRA        450    423     6    208   199      4    242   224     9
DETROL /
 DETROL LA    294    295     -    203   207     (2)    91    88     3
- ONCOLOGY    664    540    23    240   224      7    424   316    33
CAMPTOSAR     243    218    12    137   122     12    106    96    12
SUTENT        151     63   140     60    49     22     91    14   550
AROMASIN      102     84    22     33    30     10     69    54    29
- OPHTHAL-
 MOLOGY       413    376    10    131   128      2    282   248    14
XALATAN /
 XALACOM      402    374     7    131   128      2    271   246    10
- ENDOCRINE
 DISORDERS    271    246    10     66    61      8    205   185    10
GENOTROPIN    216    198     8     60    56      9    156   142     8
- ALL OTHER   962  1,102   (13)   609   748    (19)   353   354     -
ZYRTEC /
 ZYRTEC D     428    397     8    428   397      8      -     -     -
- ALLIANCE
 REVENUE
 (Aricept,
 Exforge,
 Macugen,
 Mirapex,
 Olmetec,
 Rebif and
 Spiriva)     457    336    36    277   197     40    180   139    29
----------------------------------------------------------------------
ANIMAL
 HEALTH       636    562    13    292   260     12    344   302    14
----------------------------------------------------------------------
OTHER ***     318    233    36    103    68     51    215   165    30
----------------------------------------------------------------------
* - Calculation not meaningful.

** - Represents direct sales under license agreement with Eisai Co., Ltd.

*** - Includes Consumer Healthcare business transition activity,
 Capsugel and Pfizer Centersource.

M+ - Change greater than one thousand percent.
Certain amounts and percentages may reflect rounding adjustments.




                              PFIZER INC
                       SEGMENT/PRODUCT REVENUES
                           NINE MONTHS 2007
                             (UNAUDITED)
                        (millions of dollars)


                                  YEAR-TO-DATE
          ------------------------------------------------------------
               WORLDWIDE              U.S.           INTERNATIONAL
          ------------------------------------------------------------
                          %                   %                   %
           2007   2006  Change 2007   2006  Change 2007   2006  Change
======================================================================
TOTAL
 REVENUES 35,548 35,768   (1) 17,438 19,418 (10)  18,110 16,350    11
======================================================================

----------------------------------------------------------------------
PHARMA-
CEUTICAL  32,722 33,417   (2) 16,287 18,448 (12)  16,435 14,969    10
----------------------------------------------------------------------
- CARDIO-
 VASCULAR
 AND
 METABOLIC
 DISEASES 13,858 14,628   (5)  7,016  8,259 (15)   6,842  6,369     7
LIPITOR    9,247  9,551   (3)  5,331  5,904 (10)   3,916  3,647     7
NORVASC    2,351  3,549  (34)    577  1,814 (68)   1,774  1,735     2
CHANTIX /
 CHAMPIX     603     33   M+     499     33  M+      104      -     *
CADUET       414    255   62     372    240  55       42     15   193
CARDURA      378    398   (5)      3      5 (35)     375    393    (5)
- CENTRAL
 NERVOUS
 SYSTEM
 DISORDERS 3,716  4,787  (22)  1,742  3,038 (43)   1,974  1,749    13
LYRICA     1,265    803   58     728    503  45      537    300    79
GEODON /
 ZELDOX      622    548   14     510    455  12      112     93    21
ZOLOFT       397  1,944  (80)    132  1,676 (92)     265    268    (1)
NEURONTIN    321    376  (15)     57     73 (22)     264    303   (13)
ARICEPT**    285    260   10       1      1  10      284    259    10
XANAX / XR   239    235    1      45     55 (18)     194    180     7
RELPAX       230    205   12     149    133  12       81     72    11
-
 ARTHRITIS
 AND PAIN  2,110  1,974    7   1,371  1,304   5      739    670    10
CELEBREX   1,653  1,499   10   1,250  1,165   7      403    334    21
- INFECTIOUS
 AND
 RESPIRATORY
 DISEASES  2,609  2,608    -     843    966 (13)   1,766  1,642     8
ZYVOX        692    559   24     445    383  16      247    176    39
VFEND        455    367   24     153    129  19      302    238    27
ZITHROMAX
 / ZMAX      328    529  (38)     24    213 (89)     304    316    (4)
DIFLUCAN     311    326   (5)      9     (4)  *      302    330    (8)
- UROLOGY  2,172  2,055    6   1,192  1,157   3      980    898     9
VIAGRA     1,266  1,207    5     574    574   -      692    633    10
DETROL /
 DETROL LA   866    810    7     604    568   6      262    242     8
- ONCOLOGY 1,911  1,550   23     723    614  18    1,188    936    27
CAMPTOSAR    713    668    7     397    364   9      316    304     4
SUTENT       399    115  248     174     98  77      225     17    M+
AROMASIN     287    229   25      96     83  16      191    146    31
- OPHTHAL-
 MOLOGY    1,179  1,065   11     380    360   6      799    705    13
XALATAN /
 XALACOM   1,151  1,062    8     380    360   6      771    702    10
-
 ENDOCRINE
 DISORDERS   769    724    6     187    191  (2)     582    533     9
GENOTROPIN   619    586    6     173    169   3      446    417     7
- ALL
 OTHER     3,151  3,042    4   2,093  1,965   7    1,058  1,077    (2)
ZYRTEC /
 ZYRTEC D  1,274  1,195    7   1,274  1,195   7        -      -     -
- ALLIANCE
 REVENUE
 (Aricept,
 Exforge,
 Macugen,
 Mirapex,
 Olmetec,
 Rebif and
 Spiriva)  1,247    984   27     740    594  25      507    390    30
----------------------------------------------------------------------
ANIMAL
 HEALTH    1,854  1,656   12     810    751   8    1,044    905    15
----------------------------------------------------------------------
OTHER ***    972    695   40     341    219  56      631    476    33
----------------------------------------------------------------------
* - Calculation not meaningful.

** - Represents direct sales under license agreement with Eisai Co., Ltd.

*** - Includes Consumer Healthcare business transition activity,
 Capsugel and Pfizer Centersource.

M+ - Change greater than one thousand percent.
Certain amounts and percentages may reflect rounding adjustments.




                 PFIZER INC AND SUBSIDIARY COMPANIES
    RECONCILIATION FROM REPORTED PHARMACEUTICAL REVENUES TO TOTAL
         IN-LINE AND NEW PRODUCTS(1) PHARMACEUTICAL REVENUES
                             (UNAUDITED)
                        (millions of dollars)


                                        Worldwide
                   ---------------------------------------------------
                     Third Quarter   % Incr.    Nine Months    % Incr.
                   -----------------    /    -----------------    /
                     2007     2006   (Decr.)   2007     2006   (Decr.)
                   -------- -------- ------- -------- -------- -------
Total reported
 Pharmaceutical
 revenues          $ 11,036 $ 11,485     (4) $ 32,722 $ 33,417     (2)
Norvasc                 640    1,208    (47)    2,351    3,549    (34)
Zoloft                  124      459    (73)      397    1,944    (80)
                    -------  -------          -------  -------
Total in-line
 products and new
 products(1)
 Pharmaceutical
 revenues          $ 10,272 $  9,818      5  $ 29,974 $ 27,924      7
                    =======  =======          =======  =======

                                          U.S.
                   ---------------------------------------------------
                     Third Quarter   % Incr.    Nine Months    % Incr.
                   -----------------    /    -----------------    /
                     2007     2006   (Decr.)   2007     2006   (Decr.)
                   -------- -------- ------- -------- -------- -------
Total reported
 Pharmaceutical
 revenues          $  5,352 $  6,380    (16) $ 16,287 $ 18,448    (12)
Norvasc                  48      628    (92)      577    1,814    (68)
Zoloft                   31      373    (92)      132    1,676    (92)
                    -------  -------          -------  -------
Total in-line
 products and new
 products(1)
 Pharmaceutical
 revenues          $  5,273 $  5,379     (2) $ 15,578 $ 14,958      4
                    =======  =======          =======  =======

                                      International
                   ---------------------------------------------------
                     Third Quarter   % Incr.    Nine Months    % Incr.
                   -----------------    /    -----------------    /
                     2007     2006   (Decr.)   2007     2006   (Decr.)
                   -------- -------- ------- -------- -------- -------
Total reported
 Pharmaceutical
 revenues          $  5,684 $  5,105     11  $ 16,435 $ 14,969     10
Norvasc                 592      580      2     1,774    1,735      2
Zoloft                   93       86      8       265      268     (1)
                    -------  -------          -------  -------
Total in-line
 products and new
 products(1)
 Pharmaceutical
 revenues          $  4,999 $  4,439     13  $ 14,396 $ 12,966     11
                    =======  =======          =======  =======




Certain amounts and percentages may reflect rounding adjustments.



  (1) Total in-line and new products Pharmaceutical revenues, which exclude the revenues of major products that have lost exclusivity in the U.S. since the beginning of 2006, is an alternative view of our Pharmaceutical revenues and we believe that investors' understanding of Pharmaceutical revenues is enhanced by disclosing this performance measure. Zoloft lost its U.S. exclusivity at the end of June 2006 and Norvasc lost its U.S. exclusivity in March 2007, and as is typical in the pharmaceutical industry, this has resulted in a dramatic decline in revenues due to generic competition. We believe that excluding the impact of these products assists the reader in understanding the underlying strength of the balance of our diverse Pharmaceutical product portfolio in 2007. Because of its non-standardized definition, this total in-line and new products Pharmaceutical revenues measure has limitations as it may not be comparable with the calculation of similar measures of other companies. This additional revenue measure is not, and should not be viewed as, a substitute for the U.S. GAAP comparison of Pharmaceutical revenues.

  (2) Total in-line and new products Pharmaceutical International revenues reflect a favorable impact in the third quarter and the first nine months of 2007 due to changes in foreign exchange rates.





                              PFIZER INC
                       SUPPLEMENTAL INFORMATION


    1) Impact of Foreign Exchange on Revenues

    The weakening of the U.S. dollar relative to other currencies, primarily the euro and British pound, favorably impacted our revenues by approximately $300 million, or 2.5%, in the third quarter of 2007, compared to the same period in 2006, and approximately $860 million, or 2.4%, in the first nine months of 2007, compared to the same period in 2006.

    2) Charges Related to Exubera

    After carefully assessing the financial performance of Exubera, an inhaled-insulin product, we decided to exit Exubera. Despite our best efforts, Exubera has failed to gain the acceptance of patients and physicians. In the third quarter of 2007, we recorded total pre-tax charges of $2.8 billion, which includes charges for asset impairments, exit and disposal costs.

    Our Exubera-related exit plans will include working with physicians over the next three months to transition patients to other treatment options, evaluating redeployment options for colleagues, working with our partners and vendors with respect to transition and exit activities and exploring asset disposal opportunities, among other activities.

    In the third quarter of 2007, we recorded the following charges related to our decision to exit Exubera:



($ millions)
Intangible asset impairment charge           $1,105
Inventory write-off                             661
Fixed assets impairment                         454
Other exit costs                                584
                                             ------
Total charges, pre-tax                       $2,804
                                             ======


    These charges are included in Cost of sales ($2.6 billion), Selling, informational and administrative expenses ($83 million), Research and development expenses ($131 million) and Revenues ($10 million for an estimate of customer returns) in the third quarter of 2007.

    The asset write-offs (intangibles, inventory and fixed assets) represent non-cash charges. The other exit costs, which includes contract termination charges, among other things, will result in future cash expenditures. During the implementation of the exit strategy, certain additional cash costs will be incurred and reported in future periods, such as, maintenance-level operating costs and demolition; however, at this time, those future costs are not expected to be material.

    3) Change in Cost of Sales

    Cost of sales increased 135% in the three months ended September 30, 2007, compared to the same period in 2006, and 59% in the nine months ended September 30, 2007, compared to the same period in 2006. These increases reflect charges of $2.6 billion associated with Exubera, unfavorable product mix, reflecting the loss of U.S. exclusivity on low manufacturing cost products, like Zoloft and Norvasc, the unfavorable impact of foreign exchange, as well as the impact of higher 2007 implementation costs associated with our cost-reduction initiatives, partially offset by the savings impact of our cost-base reduction efforts. Charges in cost of sales related to our cost-reduction initiatives were $173 million for the three months ended September 30, 2007, and $50 million for the three months ended October 1, 2006, and $437 million for the nine months ended September 30, 2007, and $278 million for the nine months ended October 1, 2006.

    Cost of sales also includes $41 million for the three months ended September 30, 2007, and $121 million for the nine months ended September 30, 2007, related to business transition activities associated with the sale of our Consumer Healthcare business, completed in December 2006. These expenses are transitional in nature and generally result from agreements that seek to facilitate the orderly transfer of operations of our former Consumer Healthcare business to the new owner.

    Cost of sales as a percentage of revenues increased 22.5 percentage points to 38.5% in the third quarter of 2007, reflecting charges of $2.6 billion associated with Exubera, unfavorable geographic and product mix in our portfolio, and the impact of higher 2007 implementation costs associated with our cost-reduction initiatives, compared to the same period in 2006, partially offset by the savings impact of our cost-base reduction efforts.

    4) Change in Selling, Informational & Administrative (SI&A)
Expenses and Research & Development (R&D) Expenses

    Reported SI&A expenses in the three months and nine months ended September 30, 2007 were comparable to the same periods in 2006, reflecting the savings impact of our cost-reduction initiatives, offset by charges of $83 million associated with Exubera and the unfavorable impact of foreign exchange on expenses. Reported SI&A expense includes charges of $70 million for the three months ended September 30, 2007 and $63 million for the three months ended October 1, 2006, related to our cost-reduction initiatives, and $198 million for the nine months ended September 30, 2007 and $160 million for the nine months ended October 1, 2006.

    Reported R&D expenses, excluding acquisition-related in-process research and development charges (IPR&D), increased 5% in the third quarter of 2007 compared to the same period in 2006, and increased 12% in the first nine months of 2007 compared to the same period in 2006. The third-quarter increase is primarily due to charges of $131 million associated with Exubera and higher costs associated with our cost-reduction initiatives, partially offset by lower milestone payments. The increase in the first nine-months is primarily due to collaboration payments made to Bristol-Myers-Squibb Company in the second quarter of 2007 for the development and commercialization of apixaban, as well as charges of $131 million associated with Exubera recorded in the third quarter of 2007. Reported R&D expenses includes charges of $130 million for the three months ended September 30, 2007, and $70 million for the three months ended October 1, 2006, related to our cost-reduction initiatives, and $292 million for the nine months ended September 30, 2007, and $132 million for the nine months ended October 1, 2006.

    IPR&D charges of $283 million, primarily related to the acquisitions of BioRexis Pharmaceutical Corp. and Embrex, Inc., were recorded in the first quarter of 2007 and $513 million, primarily related to the acquisition of Rinat Neuroscience Corp., was recorded in the second quarter of 2006.

    5) Other Income and Other Deductions



($ millions)                        Third Quarter      Nine Months
                                  ----------------- ------------------
                                    2007    2006*     2007     2006*
                                  -------- -------- --------- --------
Net Interest (Income)/Expense(a)  $  (280) $  (119) $   (814) $  (277)
Royalty Income                        (36)     (94)     (169)    (278)
Net Gains on Asset Disposals          (10)     (90)      (89)    (262)
Other, Net                              66     (40)      (77)    (141)
                                  -------- -------- --------- --------
Other (Income)/Deductions-Net     $  (260) $  (343) $ (1,149) $  (958)
                                  ======== ======== ========= ========


    *Certain 2006 amounts were reclassified to conform to the 2007 presentation.

    (a) Increases in net interest income in the third quarter and first nine months of 2007 compared to the same periods in 2006 were due primarily to higher interest rates and an increase in our net financial assets, reflecting proceeds of $16.6 billion from the sale of our Consumer Healthcare business in late December 2006.

    6) Effective Tax Rate

    The effective tax rates on reported Income from continuing operations before provision for taxes on income and minority interest for the third quarter of 2007 was a 25.4% benefit compared to an 18.1% cost in the third quarter of 2006, primarily reflecting the impact of charges associated with Exubera, among other factors. The effective tax rates on reported Income from continuing operations before provision for taxes on income and minority interest for the first nine months of 2007 was 12.7% compared to 15.6% in the first nine months of 2006, primarily reflecting the impact of charges associated with Exubera, the impact of a $283 million charge in the first nine months of 2007 compared to a $513 million charge for the same period in 2006 for acquired IPR&D, which is not deductible for tax purposes, as well as the volume and geographic mix of restructuring charges in the first nine months of 2007 compared to the same period in 2006, partially offset by certain one-time tax benefits in 2006 associated with favorable tax legislation and the resolution of certain tax positions in the first quarter of 2006. The effective tax rates on adjusted income(1) for the third quarter and first nine months of 2007 were 21.7% and 21.8% compared to 23.2% and 22.1% for the same periods in 2006.

    7) Reconciliation of 2007 and 2008 Adjusted Income(1) and Adjusted Diluted EPS(1) Guidance to 2007 and 2008 Reported Net Income and
Reported Diluted EPS Guidance



                  Previous Full-Year 2007     Revised Full-Year 2007
                           Guidance                   Guidance
($ billions,
 except per-share    Net        Diluted         Net        Diluted
 amounts)          Income(a)      EPS(a)      Income(a)      EPS(a)
                  ----------- -------------  ----------- -------------
Income/(Expense)
-----------------
Adjusted
 Income/Diluted    ~$14.5 -     ~$2.08 -      ~$14.6 -     ~$2.10 -
 EPS(1) Guidance     $15.0        $2.15         $15.0        $2.15
Purchase
 Accounting
 Impacts, Net of
 Tax                 (2.7)       (0.39)         (2.7)       (0.39)
Charges Related
 to Exubera, Net
 of Tax               --           --           (2.1)       (0.31)
                  ----------- -------------  ----------- -------------
Costs Related to
 Cost-Reduction
 Initiatives, Net
 of Tax           (2.5 - 2.7) (0.35 - 0.39)  (2.5 - 2.7) (0.35 - 0.39)
                  ----------- -------------  ----------- -------------
Reported Net
 Income/Diluted    ~$9.1 -      ~$1.30 -      ~$7.1 -      ~$1.01 -
 EPS Guidance         $9.8        $1.41          $7.7        $1.10
                  =========== =============  =========== =============

                  Previous Full-Year 2008     Revised Full-Year 2008
                           Guidance                   Guidance
($ billions,
 except per-share    Net        Diluted         Net        Diluted
 amounts)          Income(a)      EPS(a)      Income(a)      EPS(a)
                  ----------- -------------  ----------- -------------
Income/(Expense)
-----------------
Adjusted
 Income/Diluted    ~$15.6 -     ~$2.31 -      ~$15.6 -     ~$2.31 -
 EPS(1) Guidance     $16.6        $2.45         $16.6        $2.45
Purchase
 Accounting
 Impacts, Net of
 Tax                 (2.0)       (0.30)         (2.0)       (0.30)
Costs Related to
 Cost-Reduction
 Initiatives, Net
 of Tax           (1.5 - 1.8) (0.22 - 0.26)  (1.5 - 1.8) (0.22 - 0.26)
                  ----------- -------------  ----------- -------------
Reported Net
 Income/Diluted     ~$11.8 -      ~$1.75 -     ~$11.8 -      ~$1.75 -
 EPS Guidance           $13.1         $1.93        $13.1         $1.93
                  =========== =============  =========== =============


    (a) Guidance in the table above exclude the effects of business-development transactions not completed as of September 30, 2007.

    (1) "Adjusted income" and its components and "adjusted diluted earnings per share (EPS)" are defined as reported net income and its components and reported diluted EPS excluding purchase-accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. Adjusted Cost of sales, Adjusted SI&A expenses and Adjusted R&D expenses are income statement line items prepared on the same basis and, therefore components of the overall Adjusted Income measure. As described under Adjusted Income in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of Pfizer's Form 10-Q for the quarterly period ended July 1, 2007, management uses adjusted income, among other factors, to set performance goals and to measure the performance of the overall company. We believe that investors' understanding of our performance is enhanced by disclosing this measure. Reconciliations of third-quarter and nine-month 2007 and 2006 adjusted income and its components and adjusted diluted EPS to reported net income and its components and reported diluted EPS, as well as reconciliations of full-year 2007 and 2008 adjusted income and adjusted diluted EPS guidance to full-year 2007 and 2008 reported net income and reported diluted EPS guidance, are provided in the materials accompanying this report. The adjusted income and its components and adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and diluted EPS.

    DISCLOSURE NOTICE: The information contained in this earnings release and the attachments is as of October 18, 2007. The Company assumes no obligation to update any forward-looking statements contained in this earnings release or the attachments as a result of new information or future events or developments. This earnings release and the attachments contain forward-looking information about the Company's financial results and estimates, business plans and prospects, in-line products and product candidates that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans and prospects. Among the factors that could cause actual results to differ materially are the following:

    --  Success of research and development activities

    -- Decisions by regulatory authorities regarding whether and when to approve our drug applications as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of our products

    -- Speed with which regulatory authorizations, pricing approvals and product launches may be achieved

    --  Success of external business development activities

    -- Competitive developments, including with respect to competitor drugs and drug candidates that treat diseases and conditions similar to those treated by our in-line drugs and drug candidates

    -- Ability to successfully market both new and existing products domestically and internationally

    --  Difficulties or delays in manufacturing

    --  Trade buying patterns

    -- Ability to meet generic and branded competition after the loss of patent protection for our products and competitor products

    -- Impact of existing and future regulatory provisions on product exclusivity

    --  Trends toward managed care and healthcare cost containment

    -- U.S. legislation or regulatory action affecting, among other things, pharmaceutical product pricing, reimbursement or access, including under Medicaid and Medicare, the importation of prescription drugs that are marketed from outside the U.S. at prices that are regulated by governments of various foreign countries, and the involuntary approval of prescription medicines for over-the-counter use

    --  Impact of the Medicare Prescription Drug, Improvement and
        Modernization Act of 2003

    -- Legislation or regulatory action in markets outside the U.S. affecting pharmaceutical product pricing, reimbursement or access

    -- Contingencies related to actual or alleged environmental contamination

    -- Claims and concerns that may arise regarding the safety or efficacy of in-line products and product candidates

    -- Legal defense costs, insurance expenses, settlement costs and the risk of an adverse decision or settlement related to product liability, patent protection, governmental investigations, ongoing efforts to explore various means for resolving asbestos litigation, and other legal proceedings

    -- The Company's ability to protect its patents and other intellectual property both domestically and internationally

    --  Interest rate and foreign currency exchange rate fluctuations

    -- Governmental laws and regulations affecting domestic and foreign operations, including tax obligations

    --  Changes in generally accepted accounting principles

    -- Any changes in business, political and economic conditions due to the threat of terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas

    --  Growth in costs and expenses

    --  Changes in our product, segment and geographic mix

    -- Impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items, including our ability to realize the projected benefits of our cost-reduction initiatives.

    A further list and description of these risks, uncertainties, and other matters can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and in its reports on Forms 10-Q and 8-K.


    CONTACT: Pfizer Inc
             Media
             Andy McCormick, 212-733-5469
             Shreya Prudlo, 212-733-4889
             or
             Investors
             Suzanne Harnett, 212-733-8009
             Jennifer Davis, 212-733-0717